Bacterin International Holdings, Inc. Schedules Conference Call to Present First Quarter 2011 Financial Results

BELGRADE, MT, – May 2, 2011 – Bacterin International Holdings, Inc. (NYSE Amex: BONE) (“Bacterin”), announced today that it has scheduled a conference call for Thursday, May 12, 2011 at 4:30 p.m. (ET) to discuss the Company’s financial results for its first quarter 2011, which ended March 31, 2011.   Bacterin International Holdings, Inc. intends to issue its earnings release after the market close on the day of the conference call.

Conference Call Details:

Date/Time:	Thursday, May 12, 2011—4:30 p.m. (ET)
Telephone Number:	888-713-4216
International Dial-In Number:	617-213-4868
Participant Pass code:	87304304

Internet Access:	www.bacterin.com or www.earnings.com

It is recommended that participants phone-in at least 10 minutes before the call is scheduled to begin. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PM83BKEBN

Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection. A replay of the conference call in its entirety will be available approximately one hour after its completion by dialing 888-286-8010 (U.S.), 617-801-6888 (International) and entering the pass code 46840748 and on the Internet at www.earnings.com.

Investor Contact:
Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
212-681-4108
Yvonne@GrannusFinancial.com

About Bacterin International Holdings, Inc.

BACTERIN INTERNATIONAL HOLDINGS, INC. ("the "Company" or "Bacterin") develops, manufactures and markets biologics products to domestic and international markets.  Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain with a facet joint stabilization, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops anti-microbial coatings based upon proprietary coating technologies. Bacterin develops, employs, and licenses bioactive coatings for various medical device applications.  Bacterin's strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination.  Headquartered in Belgrade, Montana, Bacterin operates a 32,000 square foot., state-of-the-art, fully compliant and FDA registered facility, equipped with five "Class 100" clean rooms.  For further information please visit www.bacterin.com.

Certain statements in this news release may constitute “forward-looking” statements within the meaning of section 21E of the Securities and Exchange Act of 1934.  The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations.  These statements are not, however, guarantees of future performance and actual results may differ materially.  Risk factors are listed in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission.